FUND ADMINISTRATIVE SERVICES

                                              ADMINISTRATION CONTRACT
                                    THRIVENT FINANCIAL SECURITIES LENDING TRUST
                                        THRIVENT INVESTMENT MANAGEMENT INC.

         This Agreement is made as of this 25th day of August,  2004, between Thrivent Investment  Management Inc., a Trust organized and existing under the laws of the State of Delaware  ("Thrivent  Investment  Management  Inc."),
as provider of  administrative  management and services,  and the Thrivent  Financial  Securities  Lending Trust, a
Massachusetts Business Trust (the "Trust").

         WHEREAS,  the Trust engages in business as an open-end management  investment company and is so registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares; and

         WHEREAS,  the  Trust  offers  shares  in  one  Portfolio  ("Portfolio")   (additional  Portfolios  may  be
subsequently added to the Agreement according to the terms described herein); and

         WHEREAS,  Thrivent  Investment  Management  Inc. is an  investment  adviser of mutual  funds,  and has the experience and competence to provide administrative management to the Trust; and

         WHEREAS,  the Trust  desires to retain  Thrivent  Investment  Management  Inc.  to furnish  administrative management  and  services  to the Trust and  Thrivent  Investment  Management  Inc.  is  willing  to  furnish  such administrative management and services;

         NOW,  THEREFORE,  in consideration of the premises and mutual  covenants  herein  contained,  it is agreed between the parties hereto as follows:

         1.   Appointment   and   Acceptance.   The  Trust  appoints   Thrivent   Investment   Management  Inc.  as
administrative  manager of the Trust, and Thrivent  Investment  Management Inc. accepts such appointment and agrees to render the services hereby set forth for the compensation herein provided.

         In the event that the Trust  establishes  one or more series of shares  other than the  initial  Portfolio with respect to which it desires to retain Thrivent Investment  Management Inc. to render  administrative  services hereunder,  it shall notify Thrivent Investment  Management Inc. in writing (the "Notice").  If Thrivent Investment
Management  Inc. is willing to render such services on the terms provided for herein,  it shall execute and deliver the Notice to the Trust  whereupon  such series of shares shall become a Portfolio  hereunder and said Notice shall be attached to this Agreement and when attached shall be a part hereof.

         2.   Duties of  Administrative  Manager.  Thrivent  Investment  Management  Inc.  will  provide or procure administrative  services from one or more of its affiliates or other vendors as  appropriate  for the Trust and the
Portfolio  and, in so doing,  will act in conformity  with the  Declaration  of Trust and Bylaws of the Trust,  the
current  registration  statement of the Trust, the  requirements of the 1940 Act and all other  applicable  federal and state laws and regulations.

         3.   Administrative  Services.  The  term  "Administrative  Services"  means  all  services  necessary  to conduct the business  operations of the Trust and the  Portfolio,  except those certain  services that are provided to the Trust and each of the Portfolios pursuant to the following contracts:

                                        Investment Advisory Contract
                                        Custodian Contract
                                        Transfer Agent Contract

         Administrative Services include, but are not necessarily limited to, the following:

              (a) Preparation and filing of all material required by the Securities and Exchange Commission and state regulatory authorities such as registration  statements,  proxy materials,  audited and unaudited financial statements, Form N-SAR filings, and other similar documents;

              (b) Portfolio  Accounting Services.  Thrivent Investment  Management Inc. shall provide the following portfolio accounting and reporting services for the Trust covered by this Agreement:

                  (1)      Maintain  daily  portfolio  records for each series on a trade date basis using security trade information communicated from the Investment Adviser for the series;

                  (2)      On each  business day record the prices of the  portfolio  positions as obtained  from a source approved by the Board;

                  (3)      Record  interest and  dividend  accrual  balances  each  business  day on the  portfolio securities  and  calculate  and record each series' gross  earnings on  investments  for that day;

                  (4)      Determine  gains and losses on  portfolio  security  sales on a daily basis and identify such  gains  and  loses  as  short-short,  short  or  long-term.  Account  for  periodic distributions of gain to shareholders and maintain  undistributed  gain or loss balances as of each business day; and

                  (5)      Provide  portfolio-based  reports  on the  foregoing  on a  periodic  basis as  mutually agreed upon between the Board and Thrivent Investment Management Inc.

              (c) Expense Accrual.  Thrivent  Investment  Management Inc. shall provide to the Trust accounting and reporting  services  relating  to the  accrual of expenses  as  described  below  covered by this
                  Agreement:

                  (1)      On each  business  day,  calculate  the  amounts of  expense  accrual  according  to the methodology, rate or dollar amount specified by the Board;

                  (2)      Account  for   expenditures  and  maintain  expense  accrual  balances  at  a  level  of accounting detail specified by the Board;

                  (3)      Conduct  periodic  expense accrual reviews s as requested by the Board comparing  actual expenses to accrual amounts; and

                  (4)      Issue periodic  reports  detailing  expense accruals and payments at the times requested by the Board.

              (d) Valuation and Financial  Reporting Services.  Thrivent  Investment  Management Inc. shall provide accounting  and  reporting  services  relating to the net asset  value of the  Trust's  portfolio covered by this Agreement as described below:

                  (1)      Account for purchases,  sales,  exchanges,  transfers,  dividend reinvestments and other activity  relating to the shares as reported  by the Trust's  Transfer  Agent on a daily basis;

                  (2)      Provide the Investment  Adviser and where  applicable,  the Subadviser a daily report of cash reserves available for short term investing;

                  (3)      Record daily the net investment income  (earnings).  Account for periodic  distributions of earnings to shareholders and maintain  undistributed  net investment  income balances as of each business day;

                  (4)      Maintain  a general  ledger  in the form  specified  by the  Board and  produce a set of financial statements as requested from time to time by the Board;

                  (5)      On each business day of the Trust  determine the net asset value in accordance  with the accounting policies and procedures described in the current Prospectus of the Trust;

                  (6)      On each business day of the Trust,  calculate  the per share net asset value,  per share net earnings and other per share amounts  reflective  of the  operations on the basis of the number of shares outstanding as reported by the Transfer Agent;

                  (7)      Issue daily reports  detailing  such per share  information  to such persons  (including the Transfer Agent) as directed by the Board; and

                  (8)      Issue to the Board  monthly  reports  which  document  the  adequacy  of the  accounting detail necessary to support month-end ledger balances.

              (e) Tax Accounting Services. Thrivent Investment Management Inc. shall provide Trust with the following tax accounting services covered by this Agreement:

                  (1)      Maintain tax accounting  records for the investment  portfolio  necessary to support IRS tax reporting requirements for regulated investment companies;

                  (2)      Maintain tax lot detail for the investment portfolio;

                  (3)      Calculate  taxable gains and losses on sales of portfolio  securities using the tax cost basis defined for the particular series;

                  (4)      Issue  reports to the Transfer  Agent  detailing  the taxable  components  of income and capital  gains  distributions  as  necessary  to assist such  Transfer  Agent in issuing reports to shareholders; and

                  (5)      Provide any other reports  relating to tax matters as reasonably  requested from time to time by the Board.

              (f) Preparation and filing of federal and state tax returns;

              (g) Internal auditing services;

              (h) In-house legal services and regulatory compliance services;

              (i) Oversight of transfer agent function;

              (j) Maintenance and retention of all Trust charter documents and the filing of all documents required to maintain the Trust's status as a Massachusetts Business Trust;

              (k) Arrangement of, and preparation and dissemination of all materials for, meetings of the Trust's Board of
                  Trustees and  committees  thereof,  preparation  and  retention of all minutes and other  records thereof, and preparation of other reports as requested by the Board of Trustees;

              (l) Coordination and handling of accounting, legal and regulatory audits and examinations and preparation or management  of the  preparation  of responses to all inquires by regulatory  agencies,  the press and the general  public  concerning  the  business  and  affairs of the Trust and the  Portfolio, including  handling  and  resolution  of any  investigations,  actions or  proceedings  initiated against the Trust by any regulatory authority and responses to subpoenas and tax levies;

              (m) Calculation of dividends and capital gains distributions for the Portfolio;

              (n) Preparation of the Portfolio's performance calculations and responding to surveys conducted by third parties (e.g., Lipper, Morningstar, etc.) and reporting of the Portfolio's performance and other portfolio information in response thereto;

              (o) Administration of operating policies of the Trust and recommendations to the Trust's officers and Board of Trustees of modifications to such policies to facilitate the protection of shareholders or the market competitiveness of the Trust and the Portfolio and, to the extent necessary, to comply with new legal or regulatory requirements;

              (p) Monitoring or arranging for the monitoring of legal,  tax,  regulatory and industry  developments related to the business affairs of the Trust and  communicating  such developments to the Trust's officers  and  Board of  Trustees  as they  may  reasonably  request  or as  Thrivent  Investment
                  Management Inc. believes appropriate; and

              (q) Filing of claims, monitoring of class actions involving portfolio securities, and handling administrative matters in connection with the litigation or settlement of such claims with respect to any Portfolio.

         4.   Compensation.  The Trust agrees to pay Thrivent  Investment  Management  Inc. for the  Administrative
Services at such rate, not to exceed the rates charged by unaffiliated vendors for comparable  Services,  as may be approved  annually by a majority of the Board (the  "Contract  Price")  (Schedule  A). The Contract  Price shall be payable  monthly  within ten (10) days of the date of invoice.  The  Contract  Price shall be adjusted  annually by mutual agreement.

         5.   Books and  Records.  Thrivent  Investment  Management  Inc.  agrees to provide  reports  and  records reasonably  necessary  for the Board of  Trustees  of the Trust to  determine  the  accuracy of any item of expense charged to the Trust by Thrivent  Investment  Management  Inc.  pursuant  to this  Agreement.  Thrivent  Investment
Management  Inc.  agrees (a) that all records  which it  maintains  for the Trust are the property of the Trust and shall  surrender  promptly to the Trust any such  records  upon  written  request,  and (b) to properly  retain all records required to be maintained.

         6.   Services Not Exclusive.  The services  furnished by Thrivent  Investment  Management  Inc.  hereunder are not to be deemed  exclusive  to the Trust and  Thrivent  Investment  Management  Inc.  shall be free to furnish similar and other services to others.

         7.   Audit,  Inspection and Visitation.  Thrivent  Investment  Management Inc. shall make available during regular  business  hours all  records and other data  created and  maintained  pursuant to the  provisions  of this
Agreement  for the  reasonable  audit and  inspection  by the Trust,  any  person  retained  by the  Trust,  or any regulatory agency having authority over the Trust.

         8.   Limitation of Liability of Thrivent  Investment  Management  Inc. and  Verification  of  Information.
Thrivent  Investment  Management  Inc. shall not be liable for any error of judgment or mistake of law for any loss suffered by the Trust or the  Portfolio in connection  with the matters to which this  Agreement  relates  except a loss resulting from  negligence on its part or the part of any subsidiary in the  performance of service under this
Agreement.

         9.   Duration and Termination.

              (a) This Agreement shall become  effective on the date hereof,  provided that it has been approved on behalf of the  Portfolio by a majority of the  Trustees of the Trust  including a majority of the
                  Trust's disinterested Trustees.

              (b) This  Agreement  shall  continue  in effect  for one year from the above  effective  date  unless sooner  terminated as provided herein.  Thereafter,  this Agreement shall continue for successive periods of twelve months each,  provided that such  continuance  is approved at least annually by a majority  of the  Trustees  of the Trust  including  a majority  of the  Trust's  disinterested
                  Trustees.

              (c) This  Agreement may be terminated on behalf of the Trust at any time,  without the payment of any penalty,  by vote  of a  majority  of the  Trust's  Trustees  or by  vote  of a  majority  of the outstanding  voting  securities of the  terminating  Portfolio on sixty days'  written  notice to
                  Thrivent.  Thrivent  Investment  Management Inc. may terminate this Agreement without the payment of any penalty,  on sixty days'  written  notice to the Trust or the  Portfolio.  Termination  of this  Agreement  with respect to the  Portfolio  shall not affect this  Agreement's  continuation with respect to any then existing non-terminating Portfolio or the Trust.

         10.  Amendment of This  Agreement.  No provision of this Agreement may be changed,  waived,  discharged or terminated  orally,  but only by an instrument in writing  signed by the party  against  which  enforcement  of the change,  waiver,  discharge or termination is sought,  and no amendment of this Agreement  shall be effective until approved by a majority of the  Trustees of the Trust  including a majority of the Trust's  disinterested  Trustees, or by a vote of a majority of the outstanding voting securities of the Trust.

         11.  Use of the Names.  The Trust shall not use the names of Thrivent  Investment  Management Inc. (or any affiliate) in any material  without prior  approval by Thrivent  Investment  Management  Inc.  Thrivent  Investment
Management  Inc.  hereby  consents to the use of its name which merely refers in accurate terms to its  appointment hereunder or which is required by the Securities and Exchange Commission or other regulatory authorities.

         12.  Relations  With Trust.  Subject to and in  accordance  with the  Declaration  of Trust and By-Laws of the Trust it is understood that Trustees,  officers,  agents and shareholders of the Trust are or may be interested in Thrivent Investment Management Inc. as Trustees,  officers, or otherwise,  that Trustees,  officers,  agents and members of Thrivent  Investment  Management  Inc.  (or any  successors)  are or may be  interested  in the Trust as
Trustees,  officers,  shareholders  or  otherwise,  that  Thrivent  Investment  Management  Inc. (or any  successor thereof)  is or may be  interested  in the Trust as a  shareholder  or  otherwise  and that the  effect of any such adverse interests shall be governed by said agreement.

         13.  Limitation of Liability.  It is expressly  agreed that the  obligations of the Trust  hereunder shall not be binding  upon any of the  Trustees,  shareholders,  nominees,  officers,  agents or  employees  of the Trust personally,  but shall bind only the  property of the Trust.  The  execution  and delivery of this  Agreement  have been  authorized  by the Trustees and signed by an  authorized  officer of the Trust,  acting as such,  and neither such  authorization  by such Trustees nor such  execution and delivery by such officer shall be deemed to have been made by any of them  personally,  but shall bind only the property of the Trust.  The  obligations of any Portfolio hereunder  shall be the exclusive  obligation of the Portfolio  and Thrivent  Investment  Management  Inc. can only look to the assets of the Portfolio to satisfy any debt or obligation incurred by the Portfolio hereunder.

         14.  Interpretation.  Nothing  herein  contained  shall be deemed to require  the Trust to take any action contrary to its  Declaration of Trust or By-laws,  or any applicable  statutory or regulatory  requirement to which it is subject or by which it is bound,  or to relieve or deprive  the Board of its  responsibility  for and control of the conduct of the affairs of the Trust.

         15.  Miscellaneous.  The captions in this  Agreement are included for  convenience  of reference  only and in no way define or delimit any of the  provisions  hereof or otherwise  affect their  construction  or effect.  If any provision of this  Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         16.  Choice  of Law.  This  Agreement  shall be  construed  in  accordance  with the laws of the  State of
Minnesota and any applicable federal law.

         IN WITNESS  WHEREOF,  the  parties  hereto have caused  this  Agreement  to be executed by their  officers designated below as of the day and year first above written.

THRIVENT INVESTMENT                                  THRIVENT FINANCIAL MANAGEMENT INC.
SECURITIES LENDING TRUST

By: /s/ Bruce J. Nicholson                           By: /s/ Russell W. Swansen
    -----------------------------                        --------------------------------------
    Bruce J. Nicholson                                   Russell W. Swansen
    President                                            Vice President

                                                    SCHEDULE A

Trust                                                                         Fee

Thrivent Financial Securities Lending Trust                            $50,000.00